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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934


               Date of Report (Date of Earliest Event Reported):
                                 June 30, 1998


                           FAMILY GOLF CENTERS, INC.
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             (Exact Name of Registrant as Specified in its Charter)


    Delaware                         0-25098                       11-3223246
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(State or other                 (Commission File                 (IRS Employer
jurisdiction of                      Number)                     Identification
 incorporation)                                                        No.)


                              538 Broadhollow Road
                            Melville, New York 11747
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                    (Address of principal executive offices)


                    Registrant's Telephone Number, including
                           area code: (516) 694-1666


                                 Not Applicable
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                 (Former Address, if changed since last report)

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    Item 2.   Acquisition or Disposition of Assets.

              On June 30, 1998, Family Golf Centers, Inc., a Delaware corporation (the "Company"), acquired all of the issued and outstanding stock of Eagle Quest Golf Centers, Inc. ("Eagle Quest") through the Company's wholly-owned subsidiary, Family Golf Acquisition, Inc., a Delaware corporation ("Merger Sub"), pursuant to an Agreement and Plan of Merger, dated April 2, 1998 (the "Merger Agreement"), by and among Eagle Quest, Merger Sub and the Company (the "Eagle Quest Acquisition"). The Company believes that Eagle Quest is the second largest operator of golf driving ranges in North America, with 20 golf centers (including two under construction) in Texas, Washington and Canada.

         In connection with the Eagle Quest Acquisition, the Company issued 1,384,735 shares (the "Shares") of common stock, par value $0.01 (the "Common Stock"), subject to certain post-closing adjustments, of which 65,182 Shares will be held in escrow subject to potential claims by the Company for indemnification. In addition, the Company has entered a Registration Rights Agreement which obligates the Company to register those Shares which are issued to certain holders of Eagle Quest warrants within 190 days after June 30, 1998.

         The Eagle Quest Acquisition will be accounted for as a pooling-of-interests. Accordingly, the historical results of operations of the Company will be restated for financial accounting purposes. Eagle Quest's revenues as reported for the year ended December 31, 1997 and for the period from inception (February 5, 1996) to December 31, 1996 were $8.2 million and $149,000, respectively, and Eagle Quest's net losses for such periods were $7.3 million and $885,000, respectively. Eagle Quest's revenues and net loss for the three months ended March 31, 1998 were $2.3 million and $3.0 million, respectively, and Eagle Quest also experienced losses in the second quarter of 1998. Restated to reflect the Eagle Quest Acquisition, the Company had net income of $3.3 million (as compared to net income of $10.5 million on a historical basis) for the year ended December 31, 1997 and a net loss of $1.7 million (as compared to net income of $1.3 million on a historical basis) for the three months ended March 31, 1998. After giving effect to the Eagle Quest Acquisition as of March 31, 1998, the Company would have had approximately $25.8 million of additional indebtedness (the "Eagle Quest Debt"), and other obligations of approximately $5.0 million. In addition, the Company anticipates that its results for the second and third quarters of 1998 will reflect significant cash and non-cash charges in connection with the Eagle Quest Acquisition relating to, among other things, the anticipated retirement of certain Eagle Quest Debt, fees and expenses and severance charges. The precise amount of such charges is not currently ascertainable; however, the Company currently estimates that they will aggregate approximately $12.5 million. Such pooling restatements and charges relating to the Eagle Quest Acquisition will adversely impact the Company's net income and could affect the perception of the Company and the market value of the Common Stock.

         The Company intends to continue operating Eagle Quest's business operations in

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substantially the same manner as previously conducted.

    Item 7.   Financial Statements, Pro Forma Financial Information and
              Exhibits.

              (a) Financial Statements of Business Acquired: The required financial statements of Eagle Quest are hereby incorporated by reference to the Company's Registration Statement on Form S-3, dated May 22, 1998 as amended by Amendment No. 1 to the Registration Statement on Form S-3/A, dated July 2, 1998.

              (b) Pro Forma Financial Information: The required pro forma financial statements of are hereby incorporated by reference to the Company's Registration Statement on Form S-3, dated May 22, 1998 as amended by Amendment No. 1 to the Registration Statement on Form S-3/A, dated July 2, 1998.

              (c) Exhibits:

                  (2) The Merger Agreement is incorporated by reference to the Company's Registration Statement on Form S-3, dated
                       May 22, 1998.

                  (4) Registration Rights Agreement dated June 30, 1998, by the Company.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 10, 1998

                                            FAMILY GOLF CENTERS, INC.

                                            By: /s/ Pamela S. Charles
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                                                Pamela S. Charles,
                                                Vice President and Secretary

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                               INDEX TO EXHIBITS

Exhibit No.   Description

    (2) The Merger Agreement is incorporated by reference to the Company's Registration Statement on Form S-3, dated May 22, 1998.

    (4)       Registration Rights Agreement dated June 30, 1998, by the
              Company.

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